As filed with the Securities and Exchange Commission on May 10, 2017
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0354783
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
9 West 57th Street
New York, New York 10019
(212) 790-0000
(Address of Principal Executive Offices) (Zip Code)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
2013 INCENTIVE PLAN
(Full Title of the Plan)

David M. Levine
Chief Legal Officer
Och-Ziff Capital Management Group LLC
9 West 57th Street
New York, New York 10019
(212) 887-4811
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Class A Shares(3)	156,250,788	$2.45	$382,814,431	$44,368.19
LTIP Unit Awards(4)	(5)	(5)	(5)	(5)
Restricted Share Units(6)	(5)	(5)	(5)	(5)

(1)
Calculated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sale prices of a Class A Share (defined below) of Och-Ziff Capital Management Group LLC (the “Registrant”) reported on the New York Stock Exchange on May 4, 2017.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001159 and the proposed maximum aggregate offering price.

(3)
Registrant Class A Shares (“Class A Shares”) reserved for issuance under the Registrant’s 2013 Incentive Plan (the “Plan”). Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional Class A Shares that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.

(4)
Includes rights to acquire Class A Shares in exchange for interests in certain of the Registrant’s subsidiaries (the “LTIP Units”), and may include a number of Class B Shares of the Registrant (“Class B Shares”) not to exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units, which Class B Shares (if any) consist solely of voting rights and will be canceled upon the exchange of the LTIP Units for Class A Shares. Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional LTIP Unit Awards, including rights to acquire Class A Shares and any related Class B Shares, that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.

(5)
Included in the amount to be registered and the offering price of the Class A Shares registered herein. Any value attributable to the LTIP Unit Awards, representing rights to acquire Class A Shares and any related Class B Shares, and the Restricted Share Units, including rights to acquire Class A Shares, is reflected in the market price of Class A Shares, and such LTIP Unit Awards and Restricted Share Units will be sold for consideration not to exceed the value of the underlying Class A Shares. Accordingly, there is no amount to be registered or offering price for the LTIP Unit Awards and Restricted Share Units beyond those for the Class A Shares, and no registration fee is required with respect thereto.

(6)
Represents rights, with or without distribution equivalents, to acquire Class A Shares upon the vesting thereof, as provided in the Plan. Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional Restricted Share Units that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering additional Class A Shares, LTIP Unit Awards and Restricted Share Units of Och-Ziff Capital Management Group LLC (the “Company”) reserved for issuance under the Company’s 2013 Incentive Plan (the “Plan”), as amended. These additional Class A Shares, LTIP Unit Awards and Restricted Share Units are additional securities of the same classes as other securities for which an original registration statement (File No. 333-188461) on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2013.
Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed with the SEC by the Company are incorporated by reference in this registration statement:
(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, dated March 1, 2017;
(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, dated May 2, 2017;
(c)The Company’s Current Reports on Form 8-K, filed with the SEC on January 24, 2017, February 15, 2017, February 15, 2017 and May 9, 2017 (but not including any Item 2.02 and Exhibit 99.1 of such filing, which were furnished under applicable SEC rules rather than filed); and
(d)The description of the Class A Shares of the Company contained in the registration statement on Form 8-A, dated November 6, 2007, filed to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1
Certificate of Formation of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-1, filed October 12, 2007 (File No. 333-144256)

3.2
Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of November 13, 2007, incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 26, 2008

4.1	Specimen certificate evidencing the Company’s Class A Shares (included in Exhibit 3.2)

4.2	Specimen certificate evidencing the Company’s Class B Shares (included in Exhibit 3.2)

4.3	Class B Shareholders Agreement, incorporated herein by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.4
First Amended and Restated Registration Rights Agreement by and among Och-Ziff Capital Management Group LLC and the Och-Ziff Limited Partners, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.5
Registration Rights Agreement between the Company and DIC Sahir Limited, incorporated herein by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.6
Amended and Restated Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.7
Amendment to Amended and Restated Exchange Agreement, dated as of November 14, 2012, by and among Och- Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of November 14, 2012, incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013

4.8
Class P Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp, Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners, effective as of March 1, 2017, incorporated herein by reference to Exhibit 10.7 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed on May 2, 2017

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Och-Ziff Capital Management Group LLC 2013 Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 8, 2013

10.2	Amendment No. 1 to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 9, 2017

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereto)

*	filed herewith

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 10, 2017.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Chief Executive Officer, Executive Managing Director, Chairman of the Board of Directors

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Alesia J. Haas and David M. Levine, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel S. Och	Chief Executive Officer, Executive Managing Director, Chairman of the Board of Directors (Principal Executive Officer)	May 10, 2017
Daniel S. Och

/s/ Alesia J. Haas	Chief Financial Officer and Executive Managing Director (Principal Financial Officer)	May 10, 2017
Alesia J. Haas

/s/ Erez Elisha	Principal Accounting Officer and Managing Director (Principal Accounting Officer)	May 10, 2017
Erez Elisha

/s/ David Windreich	Executive Managing Director and Director	May 10, 2017
David Windreich

/s/ William P. Barr	Director	May 10, 2017
William P. Barr

/s/ Allan S. Bufferd	Director	May 10, 2017
Allan S. Bufferd

/s/ J. Barry Griswell	Director	May 10, 2017
J. Barry Griswell

/s/ Jerome P. Kenney	Director	May 10, 2017
Jerome P. Kenney

/s/ Georganne C. Proctor	Director	May 10, 2017
Georganne C. Proctor

Exhibit Index

Exhibit No.	Description

3.1
Certificate of Formation of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-1, filed October 12, 2007 (File No. 333-144256)

3.2
Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of November 13, 2007, incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 26, 2008

4.1	Specimen certificate evidencing the Company’s Class A Shares (included in Exhibit 3.2)

4.2	Specimen certificate evidencing the Company’s Class B Shares (included in Exhibit 3.2)

4.3	Class B Shareholders Agreement, incorporated herein by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.4
First Amended and Restated Registration Rights Agreement by and among Och-Ziff Capital Management Group LLC and the Och-Ziff Limited Partners, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.5
Registration Rights Agreement between the Company and DIC Sahir Limited, incorporated herein by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.6
Amended and Restated Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.7
Amendment to Amended and Restated Exchange Agreement, dated as of November 14, 2012, by and among Och- Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of November 14, 2012, incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013

4.8
Class P Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp, Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners, effective as of March 1, 2017, incorporated herein by reference to Exhibit 10.7 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed on May 2, 2017

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Och-Ziff Capital Management Group LLC 2013 Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 8, 2013

10.2	Amendment No. 1 to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 9, 2017

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereto)

*	filed herewith